EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2007

(in thousands)

	Bruker Corporation	Bruker BioSpin	Eliminations		Historical Combined	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$72,876	$259,492	$—		$332,368	$(45,700)	(3a) (3b)	$286,668
Short-term investments and restricted cash	—	12,186	—		12,186	—		12,186
Accounts receivable, net	114,938	70,279	—		185,217	—		185,217
Due from affiliated companies	7,203	9,385	(16,588)	(2a)	—	—		—
Inventories	171,332	278,333	(1,307)	(2c) (2e)	448,358	—		448,358
Other current assets	29,281	32,997	—		62,278	(5,040)	(3e)	57,238
Total current assets	395,630	662,672	(17,895)		1,040,407	(50,740)		989,667
Property, plant and equipment, net	103,100	104,488	—		207,588	—		207,588
Intangibles and other assets	54,483	15,467	—		69,950	2,296	(3b) (3e)	72,246
Total assets	$553,213	$782,627	$(17,895)		$1,317,945	$(48,444)		$1,269,501

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$31,716	$3,875	$—		$35,591	$206,625	(3a)	$242,216
Accounts payable	32,584	19,709	—		52,293	—		52,293
Due to affiliated companies	8,326	7,301	(15,627)	(2a)	—	—		—
Customer deposits	55,855	177,610	—		233,465	—		233,465
Other current liabilities	124,472	116,835	(1,234)	(2e)	240,073	—		240,073
Total current liabilities	252,953	325,330	(16,861)		561,422	206,625		768,047

Long-term debt	6,394	—	—		6,394	144,375	(3a)	150,769
Other long-term liabilities	34,669	72,990	—		107,659	(3)	(3e)	107,656
Minority interest	538	—	—		538	—		538

Stockholders’ equity:
Common stock	1,050	89	—		1,139	486	(3c)	1,625
Additional paid-in capital	171,508	31,273	—		202,781	106,112	(3d)	308,893
Retained earnings (accumulated deficit)	48,245	242,319	(1,034)	(2e)	289,530	(506,039)	(3a) (3b) (3e)	(216,509)
Accumulated other comprehensive income	37,856	110,626	—		148,482	—		148,482
Total shareholders’ equity	258,659	384,307	(1,034)		641,932	(399,441)		242,491
Total liabilities and shareholders’ equity	$553,213	$782,627	$(17,895)		$1,317,945	$(48,444)		$1,269,501

See Accompanying Notes To Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

(in thousands, except per share data)

	Bruker Corporation	Bruker BioSpin	Eliminations		Historical Combined	Pro Forma Adjustments		Pro Forma Combined
Product revenue	$482,153	$469,613	$(38,528)	(2b)	$913,238	$—		$913,238
Service revenue	64,553	50,866	—		115,419	—		115,419
Other revenue	870	2,921	—		3,791	—		3,791
Total revenue	547,576	523,400	(38,528)		1,032,448	—		1,032,448

Cost of product revenue	252,130	273,909	(36,793)	(2c)	489,246	—		489,246
Cost of service revenue	42,308	31,283	—		73,591	—		73,591
Total cost of revenue	294,438	305,192	(36,793)		562,837	—		562,837
Gross profit	253,138	218,208	(1,735)		469,611	—		469,611

Operating expenses:
Sales and marketing	105,983	50,800	—		156,783	—		156,783
General and administrative	34,058	25,542	—		59,600	—		59,600
Research and development	58,466	52,285	—		110,751	—		110,751
Acquisition related charges	4,664	2,748	—		7,412	(7,412)	(4a)	—
Total operating expenses	203,171	131,375	—		334,546	(7,412)		327,134
Operating income	49,967	86,833	(1,735)		135,065	7,412		142,477

Interest and other income (expense), net	(1,355)	7,105	—		5,750	(17,930)	(4b)	(12,180)
Income before income tax provision and minority interest in consolidated subsidiaries	48,612	93,938	(1,735)		140,815	(10,518)		130,297
Income tax provision	16,784	27,195	(701)	(2d)	43,278	(3,002)	(4b)	40,276
Income before minority interest in consolidated subsidiaires	31,828	66,743	(1,034)		97,537	(7,516)		90,021
Minority interest in consolidated subsidiaries	299	—	—		299	—		299
Net income	$31,529	$66,743	$(1,034)		$97,238	$(7,516)		$89,722
Net income per common share:
Basic	$0.30							$0.56
Diluted	$0.30							$0.55
Weighted average common shares outstanding:
Basic	103,702					57,545	(4c)	161,247
Diluted	106,769					57,545	(4c)	164,314

See Accompanying Notes To Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

(in thousands, except per share data)

	Bruker Corporation	Bruker BioSpin	Eliminations		Historical Combined	Pro Forma Adjustments		Pro Forma Combined
Product revenue	$384,548	$405,765	$(31,781)	(2b)	$758,532	$—		$758,532
Service revenue	49,930	37,943	—		87,873	—		87,873
Other revenue	1,356	3,246	—		4,602	—		4,602
Total revenue	435,834	446,954	(31,781)		851,007	—		851,007

Cost of product revenue	206,628	223,979	(31,425)	(2c)	399,182	—		399,182
Cost of service revenue	29,872	23,335	—		53,207	—		53,207
Total cost of revenue	236,500	247,314	(31,425)		452,389	—		452,389
Gross profit	199,334	199,640	(356)		398,618	—		398,618

Operating expenses:
Sales and marketing	84,007	47,386	—		131,393	—		131,393
General and administrative	28,982	22,871	—		51,853	—		51,853
Research and development	49,959	52,652	—		102,611	—		102,611
Bruker Optics acquisition related charges	5,724	—	—		5,724	—		5,724
Total operating expenses	168,672	122,909	—		291,581	—		291,581
Operating income	30,662	76,731	(356)		107,037	—		107,037

Interest and other income (expense), net	3,758	958	—		4,716	(17,930)	(4b)	(13,214)
Income before income tax provision and minority interest in consolidated subsidiaries	34,420	77,689	(356)		111,753	(17,930)		93,823
Income tax provision	15,931	21,115	(119)	(2d)	36,927	(3,002)	(4b)	33,925
Income before minority interest in consolidated subsidiaires	18,489	56,574	(237)		74,826	(14,928)		59,898
Minority interest in consolidated subsidiaries	8	—	—		8	—		8
Net income	$18,481	$56,574	$(237)		$74,818	$(14,928)		$59,890
Net income per common share:
Basic	$0.18							$0.38
Diluted	$0.18							$0.37
Weighted average common shares outstanding:
Basic	101,512					57,545	(4c)	159,057
Diluted	102,561					57,545	(4c)	160,106

See Accompanying Notes To Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(in thousands, except per share data)

	Bruker Corporation	Bruker BioSpin	Eliminations		Historical Combined	Pro Forma Adjustments		Pro Forma Combined
Product revenue	$329,452	$402,512	$(29,642)	(2b)	$702,322	$—		$702,322
Service revenue	40,471	36,370	—		76,841	—		76,841
Other revenue	2,330	6,353	—		8,683	—		8,683
Total revenue	372,253	445,235	(29,642)		787,846	—		787,846

Cost of product revenue	178,831	230,651	(29,452)	(2c)	380,030	—		380,030
Cost of service revenue	27,443	22,368	—		49,811	—		49,811
Total cost of revenue	206,274	253,019	(29,452)		429,841	—		429,841
Gross profit	165,979	192,216	(190)		358,005	—		358,005

Operating expenses:
Sales and marketing	70,458	45,176	—		115,634	—		115,634
General and administrative	25,601	23,795	—		49,396	—		49,396
Research and development	47,498	55,180	—		102,678	—		102,678
Special credit (i)	—	(25,754)	—		(25,754)	—		(25,754)
Total operating expenses	143,557	98,397	—		241,954	—		241,954
Operating income	22,422	93,819	(190)		116,051	—		116,051

Interest and other income (expense), net	(780)	8,003	—		7,223	(17,930)	(4b)	(10,707)
Income before income tax provision and minority interest in consolidated subsidiaries	21,642	101,822	(190)		123,274	(17,930)		105,344
Income tax provision	11,855	26,596	(67)	(2d)	38,384	(3,002)	(4b)	35,382
Income before minority interest in consolidated subsidiaires	9,787	75,226	(123)		84,890	(14,928)		69,962
Minority interest in consolidated subsidiaries	40	—	—		40	—		40
Net income	$9,747	$75,226	$(123)		$84,850	$(14,928)		$69,922
Net income per common share - basic and diluted	$0.10							$0.44
Weighted average common shares outstanding:
Basic	100,823					57,545	(4c)	158,368
Diluted	101,130					57,545	(4c)	158,675

(i)   During 2004, the Bruker BioSpin Group recorded a pre-tax charge against operating income of $28.5 million to cover litigation expenses and probable liabilities associated with alleged patent infringement litigation by a competitor. The related accrual was included in long-term other liabilities on the condensed combined balance sheet as of December 31, 2004. In 2005, a favorable settlement agreement was signed for various magnet patent litigation cases, which released the Bruker BioSpin Group from any infringement liabilities and, as a result, a pre-tax amount of $25.8 million of this liability was reversed, which contributed positively to operating income.

See Accompanying Notes To Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of the Transaction and Basis of Presentation

On February 26, 2008, Bruker Corporation completed the acquisition of all of the outstanding capital stock of the Bruker BioSpin Group in accordance with the terms of various agreements dated as of December 2, 2007. At the completion of these acquisitions, Bruker Corporation paid an aggregate of $914.0 million of consideration to the shareholders of the Bruker BioSpin Group, which was payable with 57,544,872 shares of unregistered common stock valued at $526.0 million, $351.0 million of cash obtained under a new credit facility and the balance with cash on hand. The value of the shares of common stock in connection with the merger was determined using a trailing average of the closing market prices of the Company’s stock for a period of ten consecutive trading days ending two days prior to the signing of the various agreements.

The six Bruker BioSpin Group shareholders, who owned approximately 52% of Bruker Corporation on an undiluted basis, also owned 100% of the stock of the Bruker BioSpin Group. As a result, this transaction was a related-party transaction. Pursuant to the acquisition agreements, completion of the transactions was subject to the approval of both a majority of Bruker Corporation shareholders and a majority of the non-affiliated Bruker Corporation shareholders who voted on the transaction. The acquisition agreements were signed among Bruker Corporation, the Bruker BioSpin Group and all of the Bruker BioSpin Group shareholders.

The following pro forma adjustments are based on available information and various estimates and assumptions. Actual adjustments will differ from the pro forma adjustments. We believe that these assumptions provide a reasonable basis for presenting the significant effects of the acquisitions and that the pro forma adjustments give appropriate effect to these assumptions and are properly applied in the Unaudited Pro Forma Condensed Combined Financial Statements.

2. Eliminations in the Combined Balance Sheet and Statements of Operations

The eliminations column in the restated combined financial statements reflects the elimination of all intercompany transactions, which include (in thousands):

(a)          Adjustment to eliminate the intercompany accounts receivable and payable balances at the end of the period.

(b)         Adjustment to eliminate product sales between Bruker Corporation and the Bruker BioSpin Group during the periods presented.

(c)          Adjustment to eliminate product cost of sales between Bruker Corporation and the Bruker BioSpin Group during the periods presented as well as profit in inventory on the balance sheet at the end of each period.

(d)         Adjustment to record the income tax provision (benefit) associated with the elimination of profit in inventory.

(e)          Adjustments to eliminate profit in inventory, to reduce the income taxes payable associated with the elimination of profit in inventory and to adjust retained earnings for the period for the elimination of profit in inventory.

3. Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2007 gives effect to the acquisition of the Bruker BioSpin Group as if it occurred on January 1, 2007. Pro forma adjustments have been made and are described below (in thousands, except share and per share data):

(a)          The cash to be paid was 42.5% of the total consideration, or $388.0 million.

i.                  The Bruker BioSpin Group shareholders elected to receive a combination of cash and stock. The percentage of cash and stock varied for each of the individual shareholders. The trailing average of the Bruker Corporation closing price per share for the period of ten consecutive trading days ending two trading days prior to the signing of the transaction agreements was $9.14; the six shareholders received 57,544,872 shares of common stock of Bruker Corporation, with a market value of approximately $624.9 million as of February 25, 2008.

ii.               The Company borrowed $351.0 million under a senior credit facility to finance a portion of the acquisition of the Bruker BioSpin Group and related expenses, which increased long-term debt by $144.4 million and short-term debt by $206.6 million at the date of closing the acquisition.

(b)         Adjustments to reflect payments for estimated acquisition related costs associated with the transaction. Total acquisition related costs are estimated to be $16.1 million, of which $4.7 million and $2.7 million, respectively, were recorded on the books of Bruker Corporation and the Bruker BioSpin Group as of December 31, 2007. Acquisition related costs include investment banking, legal, accounting and antitrust regulation filing fees, and real estate transfer taxes, as well as compensation earned by the special committee of the Company’s Board of Directors and fees for establishing the senior credit facility. Of the $16.1 million of acquisition related charges referenced above, $2.9 million relates to establishing the senior credit facility, which will be capitalized and amortized over the life of the facility. The remainder of the anticipated acquisition related charges will be expensed as incurred.

(c)          Adjustment to reflect the $0.01 per share par value associated with the 57,544,872 additional shares of Bruker Corporation common stock issued to the Bruker BioSpin Group shareholders in connection with the acquisition, less the elimination of the Bruker BioSpin Group common stock par value.

(d)         Adjustment to reflect the additional paid in capital associated with the additional shares of Bruker Corporation common stock issued to the Bruker BioSpin Group shareholders in connection with the acquisition, offset by a deemed dividend to the affiliated shareholders.

(e)          Adjustment to establish a valuation allowance for the U.S. deferred tax assets of the Bruker BioSpin Group.

4. Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The Unaudited Pro Forma Condensed Combined Statements of Operations give effect to the acquisition of the Bruker BioSpin Group as if it occurred on January 1, 2005. Pro forma adjustments have been made and are described below (in thousands, except share and per share data):

(a)          We estimate that Bruker Corporation will incur merger related costs of $16.1 million related to the acquisition of the Bruker BioSpin Group. These costs include investment banking, legal, accounting and antitrust regulation filing fees, and real estate transfer taxes, as well as compensation earned by the special committee of the Company’s Board of Directors and fees for establishing the senior credit facility. We will be required to expense all of these costs in the period incurred, except for the costs related to establishing the senior credit facility, which are $2.9 million. The costs associated with establishing the senior credit facility will be amortized ratably over the life of the senior credit facility, or five years. During the year ended December 31, 2007, Bruker Corporation and the Bruker BioSpin Group incurred $7.4 million of these costs. These costs were removed as part of the pro forma adjustments as they are material, non-recurring charges directly related to the merger. The merger related costs were not tax effected because Bruker Corporation was in a net loss position for tax purposes in the U.S., the jurisdiction where the expenses were recorded.

(b)         Adjustment reflects the impact of:

i.                  A reduction of interest income related to the cash on hand of $53.1 million used to finance a portion of the acquisition and certain acquisition-related charges. We estimate that we receive an average interest rate of 3% on cash and short-term investments, which results in a reduction to interest income of $1.6 million on an annual basis. We have assumed that this reduction in interest income would occur primarily in certain German operations and, accordingly, have recorded an associated tax benefit of $0.3 million on an annual basis.

ii.               A  reduction of interest income related to the dividend of approximately $64.8 million (75 million Swiss Francs at an exchange rate of $0.86 US Dollars per Swiss Franc as of December 21, 2007). We estimate that we receive an average interest rate of 3% on cash and short-term investments, which results in a reduction to interest income of $1.9 million on an annual basis. We have assumed that this reduction in interest income would occur primarily in certain Swiss operations and, accordingly, have recorded an associated tax benefit of $0.2 million on an annual basis.

iii.            An increase in interest expense associated with the senior credit facility. We borrowed $351.0 million at an average rate of 4.1% as of February 26, 2008, to finance a portion of the Bruker BioSpin Group acquisition and to settle certain acquisition related charges, which results in an increase in interest expense of $14.4 million on an annual basis. The debt was incurred in the United States, Switzerland and Germany. The interest on the portion of the debt in the United States has not been tax effected because Bruker Corporation was in a net loss position for U.S. tax purposes as of the end of each period. We have recorded a tax benefit of $2.5 million on an annual basis related to the portion of the debt incurred in our Swiss and German subsidiaries.

(c)          The change in basic and diluted average shares outstanding reflects the adjustment for the additional shares of Bruker Corporation common stock issued to the Bruker BioSpin Group shareholders upon consummation of the transaction.